Exhibit 99.1

                               PRELIMINARY COPY,

                              SUBJECT TO COMPLETION

WAVERIDER COMMUNICATIONS INC.
255 Consumers Road
Suite 500
Toronto, Ontario M2J 1R4


PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

      The undersigned, revoking any proxy heretofore given in connection with the stockholders' meeting described below, hereby appoints Scott Worthington and Bruce Sinclair, and each of them, proxies, with full powers of substitution, to represent the undersigned at the Annual Meeting of Stockholders of WaveRider to be held on Monday, September 27, 2004 and at all adjournments thereof, and to vote all shares of stock that the undersigned would be entitled to vote if personally present as follows:


      The shares represented by this proxy will be voted as directed herein. IF THIS PROXY IS DULY EXECUTED AND RETURNED, AND NO VOTING DIRECTIONS ARE GIVEN HEREIN, SUCH SHARES WILL BE VOTED "FOR" APPROVAL OF ITEM 1. If no specification is made to vote or WITHOLD AUTHORITY IN respect of item 2, the shares will be voted FOR THE ELECTION OF THE DIRECTOR NOMINEES NAMED. The undersigned hereby acknowledges receipt of notice of, and the joint proxy statement/prospectus for, the stockholders' meeting referred to above.

Your Directors recommend a vote "FOR" items 1 and 2 .

(Continued and to be signed and dated on the reverse side)

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Item 1. Adoption of the Agreement and Plan of Merger, a copy of which is attached to the accompanying joint proxy statement/prospectus as Annex A and approval of all related steps forming part of the proposed Reorganization outlined in the accompanying joint proxy statement/prospectus. THE BOARD RECOMMENDS A VOTE "FOR" ADOPTION.

        FOR[ ]              AGAINST[ ]                      ABSTAIN[ ]

Item 2. Election of Directors of WaveRider Communications Inc., each to serve until the next annual Meeting of shareholders of the Company or until their respective successors all have been duly elected and qualified.

         [ ] FOR all nominees listed below (except as marked to the contrary).

         [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(INSTRUCTION: To withhold authority to vote for any individual nominee strike a line through the nominee's name in the list below.)

Nominees: Gerry Chastelet, John E. Curry, Michael J. Milligan,
Cameron A. Mingay, D. Bruce Sinclair and Dennis R. Wing.

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Change of address and/or comments mark here [ ]

                                Date:
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                                     Signature

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                                     Signature

                                Sign exactly as name appears hereon. (If shares are held by joint tenants, both should sign. If signing as Attorney, Executor, Administrator, Trustee or Guardian, please give your title as such. If the signer is a corporation, please sign in the full corporate name by duly authorized officer.)

                                Votes must be indicated [X} in Black or Blue
                                Ink.


(Please sign, date and return this proxy promptly to [                     ].)